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                                                                    EXHIBIT 6(b)


         STOCK OPTION AGREEMENT made as of the day of , 2000 (the "Grant Date"), by and between UNITED NETWORK MARKETING SERVICES, INC., a Delaware corporation with principal offices located at 575 Madison Avenue, New York, New York 10022 (the "Corporation") and _________________, residing at _____________________ the
"Optionee").


                              W I T N E S S E T H:


         The Corporation has adopted the 2000 Stock Option Plan (the "Plan"), permitting the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs"), and non-ISOs, to directors, officers, employees and consultants of the Corporation or its subsidiaries or any parent corporation of the Corporation. The Optionee is presently [A/AN] [DIRECTOR, OFFICER, EMPLOYEE, CONSULTANT] of the Corporation or one of its subsidiaries. The Corporation is desirous of increasing the incentive of the Optionee to exert his or her utmost efforts to improve the business and increase the assets of the Corporation.

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Corporation, pursuant to the Plan, hereby grants the Optionee the option to acquire shares of the common stock of the Corporation upon the following terms and conditions:

         1.       GRANT OF OPTION: EXERCISE PRICE.

                  (a) The Corporation hereby grants to the Optionee the option (the "Option") to purchase up to shares (the "Shares") of the Corporation's Common Stock, par value $.001 per share ("Common Stock"), at an exercise price of $ per share (the "Exercise Price"). This Option is granted pursuant to, and is subject to the terms and conditions of, the Plan, a copy of which is annexed hereto. The Option [is/is not] intended to qualify as an ISO.


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                  (b) Subject to the terms and provisions of this Agreement, the
Option granted hereunder may be exercised from time to time or at any time prior to the Expiration Date (as hereinafter defined) during the following periods:

                           (i)     [NO/_____] shares may be purchased
         commencing on the date hereof (the "Grant Date");

                           (ii) [AN ADDITIONAL] _______ shares may be purchased commencing on the first anniversary of the Grant Date;

                  [or      (ii)    an additional _______ shares may be
         purchased on the first day of each month during the period commencing on ____________ and ending on ___________;]

                           (iii) an additional shares may be purchased commencing on the second anniversary of the Grant Date; and

                           (iv) an additional shares may be purchased commencing on the third anniversary of the Grant Date.

                  (c) The Optionee, upon exercise of the Option, shall be obligated to execute and deliver to the Corporation such documents and instruments as the Corporation's Board of Directors (the "Board") reasonably deems necessary to restrict the transferability of the shares pursuant to the terms of this Agreement or otherwise in a manner similar to that imposed on other shares of Common Stocks then outstanding.

                  (d) Notwithstanding anything in this Agreement to the contrary, the Option may not be exercised more than four times in any twelve-month period.

         2. TERM OF OPTION. Unless earlier terminated as herein provided, the Option shall expire and terminate at 5:00 p.m. New York Time on the [fifth] anniversary of the Grant Date (the "Expiration Date"), from and after which time this Agreement shall terminate and the Optionee shall have no further right to purchase hereunder any Shares not then purchased.



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         3.       EXERCISE OF OPTION.

                  (a) The Option shall be exercised upon written notice to the Corporation at any time and from time to time addressed to its principal office, specifying the number of Shares which the Optionee desires to purchase under the Option, and accompanied by payment, in cash or certified or bank check, or postal or express money order, of the full Exercise Price therefor. As soon as practicable after the receipt of such notice and Exercise Price, the Corporation shall, at its principal office, tender to the Optionee certificates issued in the Optionee's name evidencing the Shares purchased by the Optionee hereunder.

                  (b) In lieu of payment of the Exercise Price in the manner set forth above, in whole or in part, the Optionee may, with the approval of the Board, and provided that the Corporation is a reporting company required to file reports under Section 13 or 15(d) (or any successor Section) of the Securities Exchange Act of 1934, as amended (a "Public Company"), pay for the Shares purchased on exercise by tendering to the Corporation shares of Stock owned by the Optionee having a then Fair Market Value (as hereinafter defined) equal to the Exercise Price (or the balance thereof not otherwise paid for) applicable to the Shares being purchased.

                  (c) For purposes of this Agreement, the Fair Market Value of a Share (provided the Corporation is a Public Company) shall be:

                           (i) If the Stock is listed on a national securities exchange, the average of the closing prices of such Stock on the principal national securities exchange on which such Stock is traded for the ten trading days preceding the date the Fair Market Value is to be determined (the "Determination Date"); or

                           (ii) If the Stock is not listed on a national securities exchange, the average of the closing prices of such Stock on the largest principal securities exchange on which such Stock is traded for the ten trading days preceding the Determination Date, or, if the Stock is not listed on a securities exchange, the average of the closing prices on the National Market System of the National



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         Association of Securities Dealers, Inc. Automated Quotation System
         ("NASDAQ"); or

                           (iii) If the Stock is not listed on a national securities exchange or the NASDAQ National Market System, the average of the closing prices of the Stock as of the close of trading for the ten trading days preceding the Determination Date as quoted in the NASDAQ System; or

                           (iv) If the Stock is not listed on a national securities exchange or the NASDAQ National Market System and is not quoted in the NASDAQ System, the average of the closing prices for the ten trading days preceding the Determination Date in the over-the-counter market as reported by National Quotation Bureau, Incorporated, or any similar successor organization.

         In each of the foregoing cases, if there is no relevant "closing price," then said term shall be deemed to mean the "closing bid price."

         4. NON-TRANSFERABILITY OF OPTION. The Optionee may not give, grant, sell, exchange, transfer legal title, pledge, assign or otherwise encumber or dispose of the Option herein granted or any interest therein otherwise than by will or the laws of descent and distribution (subject to Section 6).

         5.       TERMINATION OF SERVICE BY OPTIONEE.

                  (a) In the event that the Optionee no longer serves as a director, officer, employee or consultant of the Corporation for any reason other than (i) by termination by the Corporation with cause or (ii) due to the Optionee's death, the Option shall be exercisable (to the extent that such Option was exercisable on the date the Optionee's employment terminated) at any time prior to the expiration of the three month period following such termination, but in no event after the Expiration Date. In the event that the services of the Optionee shall be terminated by the Corporation with cause, the Option shall immediately terminate and the Optionee shall no longer have any rights hereunder.

                  (b) For purposes of this Agreement, the term "cause" shall mean the occurrence of any of the following: (i) the


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Optionee's material breach of any confidentiality agreement with the
Corporation, (ii) the willful and continued failure by the Optionee to substantially perform his or her duties as a director, officer, employee or consultant of the Corporation (consistent with reasonable business practice) after written demand for such performance is delivered by the Corporation that specifically identifies the manner in which the Corporation believes the Optionee has not substantially performed his or her duties, (iii) the willful engaging by the Optionee in misconduct, including proven dishonesty, which is materially injurious to the Corporation, or (iv) the Optionee's conviction of a felony; provided, however, that if the Optionee is employed pursuant to a written employment agreement with the Corporation that defines "cause," the term "cause" as used herein shall have the same meaning as in such employment agreement.

         6. DEATH OF OPTIONEE. In the event that the Optionee dies while serving as a director, officer, employee or consultant of the Corporation, this Option may be exercised, to the extent that the Optionee was entitled to do so at the date of his or her death, by the executor, administrator or legatee under the Optionee's last will and testament or other person at the time entitled by law to the Optionee's rights under this Option, at any time within six months after the Optionee's death, but in no event after the Expiration Date.

         7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject and pursuant to the provisions of this Paragraph 7, the Exercise Price and number of Shares subject to this Option shall be subject to adjustment from time to time as set forth hereinafter:

                  (a) If the Corporation shall at any time subdivide its outstanding shares of Stock by recapitalization, reclassification or split-up thereof, or if the Corporation shall declare a stock dividend or distribute shares of Stock to its stockholders, the number of Shares subject to this Option immediately prior to such subdivision, stock dividend or distribution shall be proportionately increased, and if the Corporation shall at any time combine the outstanding shares of Stock by recapitalization, reclassification or combination thereof, the number of Shares subject to this Option immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to subparagraph 7(b) shall be effective at the close of business on the effective date


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of such subdivision or combination or, in the case of any adjustment which is the result of a stock dividend or distribution, the effective date for such adjustment shall be the record date therefor.

                  (b) Whenever the number of Shares purchased upon the exercise of this Option is adjusted, as provided in this Paragraph 7, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Shares purchasable upon the exercise of this Option immediately prior to such adjustment, and (y) the denominator of which shall be the number of Shares so purchasable immediately thereafter.

                  (c) In case of any reclassification of the outstanding shares of Stock, other than a change covered by subparagraph 7(a) hereof or which solely affects the par value of such shares of Stock, or in the case of any merger or consolidation of the Corporation with or into another company (other than a merger or consolidation in which the Corporation is the continuing company and which does not result in any reclassification or capital reorganization of the outstanding shares of Stock), or in the case of any sale or conveyance to another company of the property of the Corporation as an entirety or substantially as an entirety in connection with which the Corporation is dissolved, the Optionee shall have the right thereafter (until the Expiration Date) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of shares of Stock of the Corporation obtainable upon exercise of this Option immediately prior to such event; and if any reclassification also results in a change in shares of Stock covered by subparagraph 7(a), then such adjustment shall be made pursuant to both subparagraph 7(a) and this subparagraph 7(c). The provisions of this Paragraph 7 shall similarly apply to any successive reclassification, capital reorganization, merger, consolidation, sale or other similar transaction.

                  (d) This Agreement need not be amended because of any changes pursuant to this Paragraph 7.


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         8. FRACTIONS OF SHARES. The Corporation shall not be required to issue fractions of shares of Stock upon the exercise of this Option. The Optionee shall have the right to purchase a whole share of Stock at the Exercise Price if the final fraction of shares equals or exceeds one-half or, if the final fraction is less than one-half but has a fair market value of at least $100. Final fractions of shares amounting to less than one-half of a share shall be disregarded if it has a fair market value less than $100.

         9. NO RIGHTS AS STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any Shares covered by this Option as to which this Option shall not have been exercised and payment made as herein provided, and nothing in this Agreement shall confer on the Optionee any right to continue in the service of the Corporation as an employee, or in any other capacity or interfere in any way with the right of the Corporation to terminate his or her services at any time.

         10. RESTRICTION ON SALE OF SHARES. In addition to the restrictions set forth in Paragraph 4 above, the Optionee represents and agrees that in the event of any exercise of this Option, he or she will not effect a sale of the Shares so purchased except in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, including, without limitation, the registration requirements and exemptions therefrom provided for therein.

         11. THE SHARES AS INVESTMENT. The Optionee shall, if so requested by Corporation, represent and agree, in writing and in such form as the Corporation shall determine, that any securities purchased by the Optionee upon the exercise of this Option are being purchased for investment and not with a view to the distribution thereof, and shall make such other or additional representations and agreements and furnish such information as the Corporation may in its reasonable discretion deem necessary or desirable to assure compliance by the Corporation, on terms acceptable to the Corporation, with provisions of the Securities Act of 1933, as amended, and any other applicable legal requirements. If at any time the Corporation shall reasonably determine that the listing, registration or qualification of the Shares subject to this Option upon any securities exchange or under state or federal law, or the consent or approval of any


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governmental regulatory body, are necessary or desirable in connection with the issuance or purchase of the Shares subject hereto, then this Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation. The Corporation shall use reasonable commercial efforts to cause such listing, registration, qualification, consent or approval. The Optionee shall have no rights against the Corporation if this Option is not exercisable by virtue of the foregoing provision. The certificate representing any securities issued pursuant to the exercise of the Option may, at the discretion of the Corporation, bear a legend in substantially the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be pledged or hypothecated and may not be sold or transferred in the absence of an effective Registration Statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel to the Corporation that registration is not required under said Act. In the event that a Registration Statement becomes effective covering the securities or counsel to the Corporation delivers a written opinion that registration is not required under said Act, this certificate may be exchanged for a certificate free from this legend."

         12. AMENDMENTS. This Agreement shall be subject to any duly authorized amendments to the Plan, to the extent and as provided in the Plan.

         13. INTERPRETATION. All decisions and interpretations made by the Board or the Committee administering the Plan, if any, with regard to any questions arising under this Agreement, or under the Plan, shall be binding and conclusive on the Corporation and the Optionee. In the event there are any conflicts between this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

         14.      GENERAL.

                  (a) The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of


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Stock as will be sufficient to satisfy the requirements of this Option
Agreement, shall pay all original issue and transfer taxes with respect of the issue and transfer of such shares and all other fees and expenses necessarily incurred by the Corporation in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

                  (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such state.

                  (c) This Agreement does not give, nor shall it be construed as giving, the Optionee any right to continued employment by the Corporation or any of its subsidiaries.

                  (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

                  (e) Notice hereunder shall be by hand delivery or by registered or certified mail to the parties at their respective addresses hereinabove set forth or at such other addresses as the parties, by notice hereunder, may set.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above mentioned.

                                                     UNITED NETWORK MARKETING
                                                              SERVICES, INC.



                                                     By:_______________________


                                                     OPTIONEE

                                                     ___________________________




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